Exhibit 10.2

Execution Form

FIFTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Fifth Amendment to Amended and Restated Credit Agreement (this “Amendment”) dated as of November 1, 2006 (the “Effective Date”), is by and among PENN VIRGINIA CORPORATION, a Virginia corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below) party hereto, and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)) (the “Administrative Agent”).

R E C I T A L S:

WHEREAS, the Borrower, each Lender then a party thereto, the Administrative Agent, the other agents party thereto, and the LC Issuer have heretofore entered into that certain Amended and Restated Credit Agreement dated as of December 4, 2003, as amended by that certain Consent and First Amendment to Amended and Restated Credit Agreement dated as of December 29, 2004, and as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 15, 2005, and as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of April 14, 2006, and as amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of August 25, 2006, and as otherwise amended, supplemented or modified from time to time prior to the Effective Date (the “Credit Agreement”), pursuant to which the Lenders have agreed to make revolving credit loans to, and participate in letters of credit issued for, the benefit of the Borrower under the terms and provisions stated therein; and

WHEREAS, the Borrower has requested that the Lenders make certain modifications to the Credit Agreement as more particularly set forth below, subject to the terms and conditions set forth herein and in the Credit Agreement as amended hereby; and

WHEREAS, subject to the terms and conditions of this Amendment and the Credit Agreement, each of the Lenders party hereto and the Administrative Agent have agreed to enter into this Amendment in order to effectuate such amendments and modifications to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement.

Section 2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The definition of “Aggregate Commitment” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“ “Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof; provided that the Aggregate Commitments shall not at any time exceed $400,000,000.”

(b) The definition of “Investment” in Section 1.1 of the Credit Agreement is hereby amended by deleting the words “or any agreement to make any such acquisition” from clause (i) thereof and deleting the words “deposit with, or” from clause (ii) thereof.

(c) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new defined term “Permitted Corporate Acquisition in its alphabetically appropriate place:

“ “Permitted Corporate Acquisition” means an Investment in the equity interests of any Person for the purpose of acquiring such Person and its Subsidiaries, if any, and with respect to which each of the following conditions is satisfied: (i) the Borrower shall have delivered to the Administrative Agent and the Lenders written notice of such Investment describing such Investment in reasonable detail not less than 10 Business Days prior such Investment being consummated; (ii) the Borrower shall have delivered or caused to be delivered to the Administrative Agent such additional documents or due diligence materials with respect to such Investment as the Administrative Agent shall have reasonably requested; (iii) the primary business of the Person acquired (and its Subsidiaries, if any, taken as a whole) shall be the acquisition, exploration, development, operation, production or maintenance of Oil and Gas Properties or the gathering, processing or transportation of Hydrocarbons; (iv) after giving effect to any such Investment, the Person acquired shall be a direct or indirect wholly-owned Restricted Subsidiary, or will be merged with or into a Restricted Subsidiary, of the Borrower; (v) if such Person acquired (or the Restricted Subsidiary with or into which such Person acquired is merged) or any Subsidiary of such Person acquired (or such Restricted Subsidiary) is or becomes a Material Domestic Subsidiary, such Person acquired (or such Restricted Subsidiary) and any such Subsidiary shall have complied with the requirements of Section 6.1.9 (or the Administrative Agent shall be satisfied, in its sole discretion, that appropriate arrangements and progress shall have been made or shall then be in process to cause such Person acquired (or such Restricted Subsidiary) to have complied with the requirements of Section 6.1.9 reasonably promptly following the consummation of such Investment); (vi) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate prepared by the Borrower in good faith and in a manner, and using a methodology that is consistent with, the most recent financial statements delivered pursuant to Section 6.1.1 giving pro forma effect to the consummation of such Investment and confirming that no Default or Unmatured Default shall exist either before or after, or result from, the consummation of such Investment; (vii) to the extent that any Person acquired or any Subsidiary of such Person acquired has any Indebtedness outstanding at the time of the consummation of such Investment, which Indebtedness is not otherwise permitted under Section 6.2.2 of the Credit Agreement, the Administrative Agent shall be reasonably satisfied that such Indebtedness has been (or, upon the consummation of such Investment, shall be) repaid or otherwise satisfied and all liens securing any such Indebtedness have been (or, upon the consummation of such Investment, shall be) released, terminated or otherwise discharged; and (viii) the consideration payable in respect of such Investment comprises capital stock of the Borrower or cash, provided that the aggregate amount of all cash Investments made by the Borrower and its Restricted Subsidiaries from and after November 1, 2006, in reliance on the terms and provisions of clause (x) of Section 6.2.5 (and this definition) shall not exceed $100,000,000.”

(d) Section 2.5(ii)(a)(2) of the Credit Agreement is hereby amended by deleting “$300,000,000” therein and inserting in its place “$400,000,000”.

(e) Section 6.2.1 of the Credit Agreement is hereby amended by inserting the following new clause (iii) immediately following the existing clause (ii):

“ (iii) For purposes of calculating Total Debt, the Borrower shall exclude any non-cash assets or liabilities in respect of Rate Management Transactions; and for purposes of calculating EBITDAX, the Borrower shall exclude any non-cash charges or losses and any non-cash income or gains in respect of Rate Management Transactions; provided, however, that the Borrower shall include in the calculation of Total Debt and EBITDAX any cash assets, liabilities, charges or payments in respect of the termination of any Rate Management Transaction.”

(f) Clause (iii) of Section 6.2.2 of the Credit Agreement is hereby amended by inserting the words “, and any guaranties by the Borrower or any other Restricted Subsidiary of such accounts payable” immediately following the word “therefor” at the end of such clause.

(g) Section 6.2.5 of the Credit Agreement is hereby amended by deleting the word “investment” in the introductory clause of such section and inserting in place thereof the word “Investment”, deleting the word “and” immediately following the existing clause (viii) therein, deleting the period at the end of the existing clause (ix) and inserting in place thereof the phrase “; and (x) any Permitted Corporate Acquisition.”

(h) The first sentence of Section 6.2.14 of the Credit Agreement is hereby amended by deleting the word “The” at the beginning thereof and inserting in place thereof the phrase “Except for any Permitted Corporate Acquisition, the”.

(i) The Credit Agreement is hereby amended by deleting the existing Commitment Schedule to the Credit Agreement and inserting in its place the schedule of commitments set forth in Annex 1 attached to this Amendment as the new Commitment Schedule to the Credit Agreement.

Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) Executed Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed by the Borrower, the Administrative Agent, the LC Issuer and each of the Lenders.

(b) Notes. The Administrative Agent shall have received a Note on behalf each Lender that has requested a Note pursuant to Section 2.13 of the Credit Agreement payable to the order of each such requesting Lender.

(c) Legal Opinions. The Administrative Agent shall have received the written legal opinion of (i) Nancy M. Snyder, Esq., as general counsel to Borrower and the Guarantors, and (ii) Vinson & Elkins L.L.P., as special counsel to Borrower and the Guarantors, each of which shall be addressed to the Administrative Agent, the LC Issuer and the Lenders and shall be in form and substance satisfactory to the Administrative Agent.

(d) Assignment by The Bank of Tokyo-Mitsubishi UFJ Ltd. to PNC Bank. The Bank of Tokyo-Mitsubishi UFJ Ltd. (“BOTM”) shall have assigned to PNC Bank, National Association (“PNC”), and PNC shall have assumed from BOTM, all of BOTM’s outstanding Loans made to Borrower and all of BOTM’s Commitment to make additional Loans and participate in Facility LCs under the Credit Agreement, in accordance with Section 12.3 of the Credit Agreement.

(e) Other Conditions. The Borrower shall have confirmed and acknowledged to the Administrative Agent, the LC Issuer and the Lenders, and by its execution and delivery of this Amendment the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower; (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (iii) the representations and warranties made by the Borrower or any other Loan Party contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof; and (iv) no Default or Unmatured Default exists under the Credit Agreement or any of the other Loan Documents.

Section 4. Increase of Borrowing Base.

(a) The Borrowing Base shall be increased to $400,000,000 from and after the Effective Date until the Borrowing Base shall be otherwise redetermined in accordance with the Credit Agreement.

(b) Both the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to clause (a) of this Section 4 constitutes the regularly scheduled Borrowing Base redetermination for Fall 2006 (and shall not constitute a special redetermination of the Borrowing Base pursuant to Section 2.21(v) of the Credit Agreement).

Section 5. Stipulation Regarding Prior Effectiveness of Assignment by BOTM to PNC. To the extent that the assignment of BOTM’s Loans and Commitment to PNC, and the assumption by PNC of BOTM’s Loans and Commitment, is the last condition to the effectiveness of this Amendment to be satisfied or such assignment and assumption occurs contemporaneously with the satisfaction of the last of the other conditions to the effectiveness of this Amendment to be satisfied, each of the parties hereto stipulates and agrees that PNC shall be deemed to have become a Lender and BOTM shall be deemed to have assigned all of its Commitments and Loans under the Credit Agreement to PNC prior to the effectiveness of this Amendment and BOTM shall no longer be deemed to be a Lender for purposes of approving this Amendment.

Section 6. Ratification of Credit Agreement. Except as expressly amended, modified or waived by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall continue in full force and effect.

Section 7. Expenses. The Borrower agrees to pay on demand all expenses set forth in Section 9.6 of the Credit Agreement.

Section 8. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “this Agreement”, “this Note”, “this Mortgage”, “this Guaranty”, “this Pledge Agreement”, “hereunder”, “hereof” or words of like import, referring to such Loan Document, and each reference in each other Loan Document to “the Credit Agreement”, “the Notes”, “the Mortgages”, “the Guaranty”, “the Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Notes, or the Mortgage, the Guaranty, the Pledge Agreement or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage, the Guaranty, the Pledge Agreement or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9. Severability. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

Section 10. Applicable Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT DELIVERED PURSUANT HERETO (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW), BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 11. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, the LC Issuer, the Lenders and the Borrower and their respective successors and assigns.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

Section 13. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 14. NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE MATTERS HEREIN CONTAINED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow]

EXECUTED as of the day and year first above written.

BORROWER:

PENN VIRGINIA CORPORATION, as Borrower

By:	/s/ Frank A. Pici
Name:	Frank A. Pici
Title:	EVP & CFO

ADMINISTRATIVE AGENT AND LENDERS

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as Administrative Agent and as a Lender

By:	/s/ Tom K. Martin
Name:	Tom K. Martin
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Russell Clingman
Name:	Russell Clingman
Title:	Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

BNP PARIBAS, as a Lender

By:	/s/ Douglas R. Liftman
Name:	Douglas R. Liftman
Title:	Managing Director

and

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, as a Lender

By:	/s/ Robert D. Valbona
Name:	Robert D. Valbona
Title:	Managing Director

COMERICA BANK, as a Lender

By:	/s/ Huma Vadgama
Name:	Huma Vadgama
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Holly L. Kay
Name:	Holly L. Kay
Title:	Corporate Banking Officer

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Casey Lowary
Name:	Casey Lowary
Title:	Senior Vice President

and

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Zach Johnson
Name:	Zach Johnson
Title:	Senior Vice President

ACKNOWLEDGMENT BY GUARANTORS

Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of November 1, 2006 (the “Fifth Amendment”), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Fifth Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party, and (iv) represents and warrants that (a) no Default or Unmatured Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Fifth Amendment.

PENN VIRGINIA HOLDING CORP., a Delaware corporation

PENN VIRGINIA OIL & GAS CORPORATION, a Virginia corporation

PENN VIRGINIA OIL & GAS GP LLC, a Delaware limited liability company

PENN VIRGINIA OIL & GAS LP LLC, a Delaware limited liability company

PENN VIRGINIA MC CORPORATION, a Delaware corporation

PENN VIRGINIA MC ENERGY L.L.C., a Delaware limited liability company

PENN VIRGINIA MC OPERATING COMPANY L.L.C., a Delaware limited liability company

PENN VIRGINIA OIL & GAS, L.P., a Texas limited partnership

By Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company, as its general partner

By	/s/ Frank A. Pici
Name:	Frank A Pici
Title:	VP & CFO

ANNEX 1

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$40,000,000.00
Wachovia Bank, National Association	$40,000,000.00
Royal Bank of Canada	$32,000,000.00
BNP Paribas	$32,000,000.00
Bank of America, N.A.	$32,000,000.00
Comerica Bank	$24,800,000.00
PNC Bank, National Association	$24,800,000.00
Fortis Capital Corp.	$24,800,000.00
Mizuho Corporate Bank, Ltd.	$24,800,000.00
Wells Fargo Bank, National Association	$24,800,000.00

Total:	$300,000,000.00

Annex 1